EXHIBIT 4.2

                              CONSULTING AGREEMENT

THIS AGREEMENT dated as of January 1, 2001.

AMONG:

                     MUELLER & COMPANY, INC.

                     ("Mueller & Company")

AND:

                     IDEAS INC.

                     ("Ideas")

           (Mueller & Company and Ideas collectively referred to herein as the "Consultant")

AND:

                     MARK MUELLER

                     ("Mueller")

AND:

                     AARON FERTIG

                     ("Fertig")

AND:

                     UNITY WIRELESS CORPORATION

                     (the "Client")

WHEREAS:

A. The Client is a public company incorporated in Delaware and involved in the business of the commercialization of wireless technologies;

B. Mueller & Company and Ideas have valuable experience in assisting companies in finding acquisition and strategic partnership candidates and in consummating acquisitions and strategic partnerships;

C. Mueller is an employee of Mueller & Company and has specialized and particular knowledge and skills concerning the matters referred to in Recital B and the business of the Client;

D. Fertig is an employee of Ideas and has specialized and particular knowledge and skills concerning the matters referred to in Recital B and the business of the Client; and

E. The Consultant has agreed to provide consulting services to the Client, further to the terms and conditions of this Agreement.

THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual covenants of the parties,the parties agree as follows:

1.         Definitions

1.1 In this Agreement, the following words and phrases have the meanings set forth after each:

     (a) "Confidential Information" means all proprietary, confidential and other non-public information, know-how and data (oral, written, graphic, demonstrative, machine recognizable or otherwise) relating to the proprietary technology and/or business of the Client which is disclosed by the Client to the Consultant under this Agreement;

     (b) "Consultant's Services" means the services to be provided by the Consultant under this Agreement, as set out in s. 2.1 of this Agreement;

     (c) "Disclosure Materials" means materials prepared by the Client, with or without the assistance of the Consultant, for presentation to a potential acquisition and/or strategic partnership candidate;

     (d) "Effective Date" means the date set forth on page one of this Agreement;

     (e) "Extraordinary Event" means the event described in s. 4.3 of this Agreement;

     (f) "Product(s)" means all products and services marketed, or intended to be marketed, by the Client; and

     (g) "Warrant" means a warrant entitling the holder to purchase up to 200,000 shares of the common stock of the Client at an exercise price of $0.38 the terms and conditions of which are more particularly described in Schedule A. 2.

The Consultant's Services

2.1  The Consultant will perform for the Client the following services:

     (a) reviewing and advising on the managerial and marketing requirements of the Client;

     (b) assisting the Client in developing an effective investor relations strategy;

     (c) reviewing and advising on the budget, business plans and any other corporate material of the Client;

     (d)  assisting the Client in finding acquisition and strategic  partnership
          candidates   and   in   consummating    acquisitions   and   strategic
          partnerships;

     (e) meeting and conferring with officers, employees and business contacts of the Client;

     (f) identifying and arranging meetings for the Client in the appropriate investment markets (e.g. securities firms, institutional investors, stock brokers, business media, analysts, fund managers and other groups active in the wireless and hi tech sectors);

     (g) reviewing and advising on the investor communication materials of the Client, including annual reports, corporate brochures and website; and

     (h) soliciting feedback from the investment, analyst and media communities respecting the Client and presentations given by the Client.


2.2 The Consultant shall make no representations to potential investors or third parties modifying the terms and conditions of Client's Product(s) warranty or warranties. The Consultant may rely on such Product(s) warranties as may be furnished to the Consultant by the Client or as may be provided in the Uniform Commercial Code and inform potential investors and third parties of such warranties, if required in the course of performing its services hereunder.

2.3 The Consultant may, at its own discretion and at its own cost and expense, employ, retain or contract with such persons, firms and corporations as the Consultant may select in order to provide the Consultant's Services.

2.4 The Consultant will not represent itself as an agent of the Client and will not make any representations or commitments on behalf of the Client without the prior written consent of the Client.

2.5 Notwithstanding s. 2.3, the Consultant designates, and will provide and make available the services of, Mueller and Fertig to perform the Consultant's Services, and represents and warrants that Mueller and Fertig have the required skills and experience to perform the services and to exercise the responsibilities required of the Consultant under this Agreement.

2.6 The Consultant will bear the sole, exclusive and complete responsibility for the activities and remuneration of persons, firms and corporations engaged under s. 2.3, and will indemnify the Client and its directors, officers, employees and agents from and against any loss, liability, claim, damage or expense, including the reasonable cost of investigating, settling or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith, incurred by the Client or its directors, officers, employees or agents as a result of, or in connection with, the execution by the Consultant of the Consultant's office and duties under this Agreement or the activities of persons, firms and corporations engaged under s. 2.3.

2.7 The Consultant shall not be required to devote its full time and attention to the performance of its duties under this Agreement, but shall devote only so much of its time and attention as it deems reasonable or necessary for such purposes. The Consultant shall be available to perform its services under this Agreement in New York City or elsewhere, as reasonably and mutually agreed upon by the Client and the Consultant.

3.   Term and Termination

3.1 The term of this Agreement shall be for two years from the Effective Date, subject to the right of either the Client or the Consultant to terminate this Agreement on 30 days written notice.

4.   Compensation

4.1 The Client shall pay the Consultant for the Consultant's Services as follows:

     (a) by the immediate vesting of 125,000 of the warrant rights under the Warrant;

     (b) during the term of this Agreement, by the vesting of the balance of the warrant rights under the Warrant in equal quarterly instalments at the end of each full calendar quarter of performance of the Consultant's Services under this Agreement.

4.2 If the Client terminates this Agreement without cause, any unvested Warrant rights shall immediately vest.

4.3 If the performance of the Consultant's Services results in an event bringing extraordinary benefit to the Client, such extraordinary benefit to be reasonably and mutually agreed upon by the parties at the time of occurrence thereof, any unvested Warrant rights shall immediately vest and the Consultant shall have no further obligations under this Agreement.

4.4 To the extent permitted by law, there shall be no withholding or payroll taxes respecting the Warrant.

4.5 The Warrant represents the entire compensation payable to the Consultant under this Agreement.The Consultant shall not be reimbursed for its expenses.

5.   Exercise of Warrant

5.1 Vested Warrant rights under this Agreement shall be exerciseable at any time and from time to time as follows:

     (a) if ss. 5.1(b), 5.1(c) and 5.1(d) do not apply, within one year from the date of the expiration of the term of this Agreement, unless this day falls on a non-business day, in which case the next business day shall apply;

     (b) if the Consultant has terminated the Agreement, within 90 days from the effective date of the termination, unless this day falls on a non-business day, in which case the next business day shall apply;

     (c) if the Client has terminated the Agreement without cause, within one year from the effective date of the termination, unless this day falls on a non-business day, in which case the next business day shall apply;

     (d) if the Client has terminated the Agreement with cause, within 30 days from the effective date of the termination, unless this day falls on a non-business day, in which case the next business day shall apply; and

     (e) upon the occurrence of an Extraordinary Event, within one year from the effective date of the vesting of Warrant rights under s. 4.3, unless this day falls on a non-business day, in which case the next business day shall apply.

5.2 The Client shall not terminate this Agreement for cause unless it provides the Consultant with 30 days prior written notice of such termination and an opportunity to cure any breach referred to in such notice.

6.   Registration of Shares

6.1 Upon the exercise of Warrant rights and as instructed by the Consultant, the shares issuable under the Warrant shall be registered in the name of the nominee(s) of the Consultant as outstanding on the books and records of the Client.

6.2 Concurrently with registration of other shares of the common stock of the Client under the Securities Act of 1933 and at the sole expense of the Client, the Client will attend upon registration with the Securities and Exchange Commission of the shares issuable under the Warrant.

7.   Confidentiality

7.1 The Consultant, Mueller and Fertig (referred to in this section, collectively, as the "Disclosee") shall hold the Confidential Information in trust for the Client (referred to in this section as the "Discloser") and shall not disclose it to any unauthorized persons during or after the termination of this Agreement, without the prior written consent of the Discloser.

7.2 The obligations of the Disclosee and of their directors, officers and employees, with respect to any Confidential Information disclosed to them under this Agreement shall cease if the Confidential Information (i) was legally known to or in the possession of the Disclosee at the time of disclosure to the Disclosee by the Discloser, (ii) legally is or has become part of the public domain through no fault of the Disclosee, (iii) has been disclosed to the Disclosee by a third party on a non-confidential basis and without breaching any contractual, confidential or fiduciary obligation or any law or (iv) has been independently developed by the Disclosee without reference to the Confidential Information.

8.   Rights to Work  Product

8.1 All patentable and unpatentable inventions, discoveries, ideas, materials and programs which are made or conceived by the Consultant in the course of or as a result of the performance of the Consultant's Services shall become the sole and exclusive property of the Client throughout the world. Promptly upon the conception of such invention, discovery, idea, materials or program, the Consultant will disclose it to the Client and the Client shall have the full power and authority to file and prosecute patent applications throughout the world on it and to procure and maintain patents on it. The Consultant shall, at the request and expense of the Client, execute documents and perform such acts as legal counsel of the Client may deem necessary or advisable, to confirm in the Client all right, title and interest throughout the world, in and to such invention, discovery idea, materials or program, and all patent applications, patents and copyrights on it, and to assist the Client in procuring, maintaining, enforcing and defining patents, petty patents, copyrights, and other applicable statutory protection throughout the world on any such invention, discovery, idea, materials or programs which may be patentable or copyrightable. Without limitation, the Consultant, as author of any written, graphic, artistic or creative work, that the Consultant will produce as part of performing the Consultant's Services, will transfer absolutely to the Client all of the rights of the Consultant to the copyright in such work.

9.   Disclosure Materials

9.1 All Disclosure Materials shall be subject to review by the Client and shall not be distributed if the Client determines, in the Client's sole discretion, that they would disclose Confidential Information or are otherwise inappropriate.

10.  No Partnership or Joint Venture

10.1 Nothing in this Agreement shall be construed to render one party liable for any present or future debts, obligations or liabilities of another party or to create a partnership or joint venture, or to render one party the employee or the agent of another.

11.  Representations and Warranties of the Consultant

11.1 The Consultant represents and warrants that its entry into and performance under this Agreement does not violate any outstanding obligation, contractual or otherwise, which the Consultant may owe to any third party, nor any order, writ, injunction, decree, judgment, statute, rule, law or ruling. 11.2 The Consultant warrants that the Consultant's Services will be of the kind and quality designated.

12.  Representations and Warranties of the Client

12.1 The Client  represents  and  warrants  that its entry into and  performance under this Agreement does not violate any outstanding obligation, contractual or otherwise, which the Client may owe to any third party, nor any order, writ, injunction, decree, judgment, statute, rule, law or ruling.

12.2 The Client represents and warrants to the Consultant that: (a) all information and documentation furnished by it to Consultant accurately will depict in all material respects the Client and its business and proposed business and will not, to the best of the Client's knowledge, contain material misstatements or omissions; and (b) Disclosure Materials which the Client approves as provided in s. 9.1 will accurately depict, in all material respects, the Client and its business and proposed business, and will not contain any material misstatements or omissions of material facts which make any statement set forth therein materially false or misleading.

12.3 The Client represents and warrants to the Consultant that:

     (a) the Warrant and the shares issuable thereunder (the "Shares") have been fully authorized;

     (b) the Client has taken all necessary action to authorize the issuance of the Warrant and the Shares;

     (c) when issued pursuant to the Warrant, the Shares will be validly issued and non-assessable and no personal liability will attach to the ownership of the Shares;

     (d) the Client has reserved all Shares issuable pursuant to the Warrant and will, at all times, reserve a sufficient number of Shares to perform all of its obligations under the Warrant.

13.  Indemnification by the Consultant

13.1 The Consultant will indemnify the Client, its directors, officers and employees, successors and assigns from and against any and all claims, demands, suits at law or in equity, loss, damage, attorney's fees and liability of any kind due to, arising out of or resulting from a breach of any covenant, representation or warranty made by the Consultant in this Agreement.

14.  Indemnification by the Client

14.1 The Client will indemnify the Consultant, its directors, officers, employees, successors and assigns from and against any and all claims, demands, suits at law or in equity, loss, damage, attorney's fees and liability of any kind due to, arising out of or resulting from a breach of any covenant, representation or warranty made by the Client in this Agreement, including without limitation any claim brought by any third party with respect to Disclosure Materials approved by the Client pursuant to s. 9.1.

15.  Termination of July 1, 2000  Consulting  Agreement

15.1 The Consulting Agreement among the parties dated as of July 1, 2000 is terminated and is of no further force or effect; and the Consultant renounces all warrant rights vested thereunder.

16.  General

16.1 The failure by a party to require performance of another party of any provision hereof shall not affect in any way nor derogate from the full right to require such performance at any time thereafter, nor shall the waiver by a party of a breach of any provision hereof be held to be a waiver of the provision itself. No breach shall be excused unless such waiver or excuse of breach is in writing and signed by the waiving or excusing party. No written waiver or excuse shall constitute a waiver or excuse of any other or subsequent breach.

16.2 Notices given hereunder shall be in writing, and shall be deemed received when personally delivered (by overnight courier or otherwise) or seven days after mailing by certified or registered mail, return receipt requested, postage prepaid, to the following respective addresses:

   Notice to Mueller & Company, Inc., Ideas Inc., Mark Mueller and Aaron Fertig:

                     242 Fourth Street

                     Lakewood, New Jersey 08701

                     (732) 364-3555 (fax)

  Notice to Unity Wireless Corporation:

                     7438 Fraser Park Drive

                     Burnaby, B.C. V5J 5B9

                     (604) 267-2701 (fax)

Any party may change such notice address by giving notice of such change to the other parties.

16.3 This Agreement supersedes any other agreements, either oral or written, between the parties and contains all of the agreements between the parties pertaining to its subject matter. The parties acknowledge that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party or anyone acting on behalf of any party which are not embodied herein. No modification hereof shall be effective unless in writing and signed by the parties.

16.4 Each of the parties shall, upon request, execute and deliver all such further documents and instruments and do all such further acts and things as may be reasonably necessary after the the execution and delivery of this Agreement to evidence, carry out or give full effect to the terms, conditions, intent and meaning of this Agreement.

16.5 This Agreement shall be governed by the laws of the Province of British Columbia. The British Columbia courts shall have exclusive jurisdiction over this Agreement and the enforcement thereof. 16.6 If any provision of this Agreement not essential to its principal objectives is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way, and each party agrees to interpret and apply the Agreement to implement its intent to the extent permitted by law.

16.7 All indemnities, covenants, representations and warranties contained in ss. 7, 8, 11, 12, 13 and 14 shall survive the expiration or earlier termination of this Agreement.

16.8 All dollar amounts in this Agreement are in U.S. currency, unless otherwise specified.

16.9 This Agreement may be executed by facsimile transmission and in several counterparts, each of which counterparts together, shall form one original.

THE PARTIES INTENDING TO BE LEGALLY BOUND have executed this Agreement as of the date first written above.


MUELLER & COMPANY, INC.



Authorized Signatory

IDEAS INC.



Authorized Signatory



MARK MUELLER



AARON FERTIG


UNITY WIRELESS CORPORATION


Authorized Signatory